Exhibit 24.1

POWER OF ATTORNEY

(Beneficial Ownership Reports)

The undersigned hereby:

(i)       constitutes and appoints any director or officer, now or hereafter serving, of Symmetry Holdings Inc. (the “Company”), with full power of substitution and resubstitution (the “Attorney-in-Fact,”), to be the undersigned’s true and lawful representative, agent, proxy and attorney-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, to:

(a)          prepare, act on, execute, acknowledge, publish (including website posting) and deliver to and file with the Securities and Exchange Commission, any and all national securities exchanges and the Company the following Forms with respect to securities of the Company, including those which are or may be deemed to be beneficially owned or held by the undersigned:

(1)          Schedules 13D and 13G (including any and all amendments thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder; and

(2)          any successor Form or any related document (including the Update Passphrase Acknowledgment); and

(b)          request and obtain from any and all third parties, including brokers, employee benefit plan administrators and trustees, any and all information with respect to ownership and holding of and transactions in securities of the Company and to use and disclose such information, in each case as necessary, appropriate, convenient or expedient in connection with the foregoing; and

(ii)          authorizes any and all such third parties to provide and disclose such information to the Attorney-in-Fact or his agents;

(iii)         grants to the Attorney-in-Fact the full right, power and authority to do any and all such things and take any and all such actions which may be necessary, convenient, expedient or appropriate in connection with the foregoing, as fully for all intents and purposes as he or she might or could do or take; and

(iv)         approves, ratifies and confirms all that the Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby agrees:

(i)           that the Attorney-in-Fact may rely on information provided or disclosed orally or in writing by or on behalf of the undersigned or such third parties without independent verification thereof;

Exhibit 24.1

(ii)          to indemnify and hold harmless the Company and the Attorney-in-Fact against any and all losses, claims, proceedings, damages and liabilities that arise out of or are based upon any actual or alleged omission or misstatement of facts in such information;

(iii)         to reimburse the Company and the Attorney-in-Fact for any and all legal or other expenses reasonably incurred in connection with investigating, mitigating, responding to or defending against any such loss, claim, proceeding, damage or liability (including providing documents and testimony); and

(iv)         that neither the Company nor the Attorney-in-Fact assumes (a) any responsibility for the compliance by the undersigned with the requirements of the Acts mentioned above or the rules or regulations thereunder, (b) any liability for any failure to comply with such requirements or (c) any liability for profit disgorgement or other losses, damages or penalties due to any violation of the Acts mentioned above or the rules or regulations thereunder.

The validity of this Power of Attorney shall not be affected in any manner by reason of (i) the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein or (ii) the death, disability or incompetence of the undersigned.

This Power of Attorney shall remain in effect as long as the undersigned remains a director or officer of the Company, unless it is revoked as described in the next sentence. This Power of Attorney may be revoked only by written notice to the Chief Executive Officer, President, Treasurer or Secretary of the Company, delivered personally or by registered mail or certified mail, return receipt requested. No such revocation shall be effective as to the Attorney-in-Fact until such notice of revocation shall have been actually received and read by him or her. All third parties may deal with the Attorney-in-Fact as if such Attorney-in-Fact was the undersigned, without undertaking or having any duty to undertake any investigation as to whether this Power of Attorney has been revoked or otherwise becomes invalid.

The undersigned acknowledges that it is his or her responsibility to pre-clear with the counsel to the Company all proposed transactions in securities of the Company and that this Power of Attorney does not relieve the undersigned from any responsibility for compliance with the obligations of the undersigned under the Exchange Act, including the reporting requirements under Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 21st day of March, 2007.

Signature:  /s/   Corrado De Gasperis
                   _______________________________

Name: Corrado De Gasperis